FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2005

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Upton Drive

Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

DUSA Pharmaceuticals, Inc. ® (“DUSA®”) issued a press release on April 12, 2005, attached to and made a part of this report, reporting DUSA’s increased first quarter Levulan® Kerastick® and BLU-U® end-user sales.

Except for historical information, this report and the press release attached hereto and made a part hereof contain certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made.  These forward-looking statements relate to anticipated BLU-U demand and continuing sales increases for 2005. Such risks and uncertainties include, but are not limited to, dependence on third-party manufacturers, the Company’s ability to continue to penetrate the market, maintenance of its patent portfolio, and other risks identified in our SEC filings from time to time, including those contained in DUSA’s Form 10-K for the year ended December 31, 2004.

Item 9.01.              Financial Statements and Exhibits.

[99]                            Press Release dated April 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: April 12, 2005	By:	/s/ D. Geoffrey Shulman
D. Geoffrey Shulman, MD, FRCPC Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

No.	Description

99	Press Release dated April 12, 2005